Exhibit 10.6

Philips Business Park Eindhoven

“Workplace Agreement”

Introduction

The Philips Business Park in Eindhoven guarantees an optimal workplace with a wide range of different types of underlying services offered by or on behalf of the Site Management. The Site Management is responsible for the integrated supply of space and services and the quality of its services in the form of fully fitted-out, immediately usable workplaces.

The Workplace Agreement for the Philips Business Park is under development and constantly subject to amendment. This document has been written for the purpose of providing information for potential lessees regarding the makeup and structure of the Workplace Agreement.

The document can also be used as discussion material to enable supply and demand to be better matched, thereby further optimising the Workplace Agreement.

The document is divided into two parts.

In the first part the workplace management that will be conducted on the Philips Business Park Eindhoven is described in general terms.

The last part contains the customer-specific section of the Workplace Agreement and further develops the services covered earlier.

Contents

Introduction
Contents

Workplace management

1.                    Introduction

2.                    What is workplace management?

3.                    What does workplace management do?

4.                    What is the advantage of workplace management?

Workplace Agreement (customer-specific)

1.                    Rental agreement for flexible office space with services

2.                    Contract annexes

Workplace management

1.        Introduction

The traditional view of office accommodation is no longer adequate in our present work environment. Social, economic and technological changes have greatly changed the work processes of organisation units and individual employees and the changes are taking place at an increasingly rapid pace. The workplace must be capable of developing quickly in line with the organisation as regards size, requirements and preferences. Work flexibilisation has resulted in more and more people working on the basis of new work patterns, in different work environments and in rapidly changing organisational units. The five-day working week in a permanent contract situation is no longer the only standard, so employees are not always in the office from nine till five. Deregulation and internationalisation result in increasing competition and are forcing organisations to be cost-efficient, including where the costs of the workplace are concerned. Cost-efficiency also means that the ‘ample’ size of European office buildings is being put under pressure. Higher quality requirements from the marketplace also make greater co-ordination necessary between functional work processes.

This means more project-based work, more teamwork and more consultation inside and outside the organisation. The relationship between individual work ‘at the desk’ and collaboration with others has been drastically changed. These radical changes in work processes mean that office spaces, as the ‘workplace of the administrative organisation’, must meet entirely new requirements.

2.        What is workplace management?

The ‘internal lessee’ rents a variety of the number of required workplaces instead of buildings or building parts and is obliged to buy a number of ‘standard services’ linked to them and provided by the site/facility manager. The contents of the package of services and products are set out in clear policy lines and are made known via site-specific ‘mandatories’. These standard products and services are primarily building-related and are directly connected to the valuation/value retention of the building, maintenance, economies of scale advantages or management aspects for the location in question.

3.        What does workplace management do?

Workplace management ensures that all secondary matters are taken out of the hands of the business units concerned so that they can focus fully on their primary business processes.

The dedicated support organisation (the Site Management) focuses on standardisation, on optimum, on flexibility and on unambiguousness in the conduct of business. Services are offered to every user. In this way the core businesses have the minimum of concerns.

In addition, space is used intelligently, so that when a business unit is eventually ready to take a subsequent step there are sufficient possibilities for expansion or contraction and so the unit can stay where it is.

4         What is the advantage of workplace management?

Philips is striving worldwide for more synergy, efficiency and returns in the various functions so as to put itself in a better competitive position, supported by numerous elements, including the Philips TOP programme.

In line with this programming a more creative and more efficient approach than has (often) been the case in the past is also applicable to accommodation and related services.

A summary of the most important advantages:

•          Creating a stimulating work environment with potential for synergy and co-operation by creating a transparent and flexible work environment which:

•          promotes communication and interaction,

•          optimally houses multidisciplinary project teams,

•          offers a high-quality IT structure,

•          integrates work and private life.

•          Creating conditions for long-term accommodation for the organisation.

•          Creating efficient accommodation that can pass the test of meeting market requirements.

•          More efficient utilisation of the buildings by managing the space utilisation ‘across’ the boundaries of the individual organisational units, as a result of which vacancies are monitored centrally and managed, thus minimising overall vacancies.

•          Flexibility: since vacancies are managed centrally, rental and associated service contracts can be concluded for shorter periods.

As a result, organisational units can and will return spaces more quickly.

•          Only a centrally set-up group of people will be involved with the site-specific facilities. This prevents fragmented knowledge and creates an efficient organisation, which will give rise to synergy in costs/quality.

•          Professionalism and economies of scale advantages are achieved because several people are involved with the facility management aspects on a ‘dedicated’ basis. Subcontracted third parties (80-90% of FM turnover) are also managed in a more cost-conscious manner, which will provide returns in cost management, cost savings and organisational efficiency.

Workplace management is aimed at maintaining high quality in the work environment, grounds and buildings by organising their operation, management & maintenance collectively. It also offers the business units and their employees products and services that can be provided efficiently when purchased, organised and implemented collectively, but only with difficulty and at higher cost when these activities are performed individually.

The value added for the individual business units can be summarised as follows

•          The focus remains on the core activities, since it is better and easier to leave secondary matters to others/third parties.

•          Cost, quality and organisational advantages due to collective procurement, organisation and operation of the necessary and desired services.

•          Greater flexibility to expand and contract thanks to the possibilities offered by the location.

Workplace Agreement (customer-specific)

This section stipulates the specific agreements for lessees (customers).

First the contents of the “rental agreement for flexible office space with services” (Workplace Agreement) are given.

An overview giving the description of the 'standard' services that are actually purchased and a cost structure for each workplace then follows, thus creating a transparent whole.

Rental agreement for flexible office space with
services

(Workplace Agreement)

Building VS
Philips Semiconductors

Contents

Rental agreement for flexible office space with services

Annexes

I.         Specific agreements per workplace

II.        Annual budget breakdown

The undersigned:

Philips Electronics Nederland B.V., “Site Management Vredeoord” department, domiciled at Eindhoven at Groenewoudseweg I, building VO-p, hereby legally represented by drs. C.H.L. van der Linden RA Vastgoed Beheer en Diensten hereinafter referred to as: ‘Site Management’.

and

Philips Semiconductors, domiciled at Eindhoven, hereby legally represented by drs. J.C. Lobbezoo, hereinafter referred to as “Lessee”.

With Site Management and Lessee hereinafter to be referred to jointly as ‘Parties’:

Whereas:

Parties have agreed that Lessee concludes a rental agreement relating to the use of 310 workplaces and associated facility management services (hereinafter referred to as: “Workplace Agreement”) on the Philips Business Park in Eindhoven (PBPE).

The facility management services on the PBPE are performed by third parties under the supervision of the Site Management.

Set out in this Workplace Agreement and accompanying annexes are the service levels, the (delivery) conditions and the method to be used for measuring the quality.

These service levels, (delivery) conditions, methods to be used for measuring the quality and other specific agreements shall in principle be stipulated for a full calendar year and shall be laid down anew for the following year not later than August 15 of every year.

Site Management is responsible for obtaining, keeping and administering the required licences and shall consequently act for or on behalf of the accommodated units.

Agree as follows:

Article 1 - Purpose

1.1       The purpose of this Workplace Agreement is to co-ordinate the demand for suitable workplaces and the associated services provided by the Site Management as closely as possible to the requirements of Lessee on the PBPE.

1.2       Specific agreements for each product/service shall also be stipulated for a period of a year, taking effect on 1 January of every year unless otherwise agreed. These agreements shall be laid down anew for the following calendar year by not later than August 15 of every calendar year.

1.3       Interim changes to the services that occur in the course of the calendar year may be agreed between Parties within the limits of the flexibility incorporated in the agreements between the Site Management and (partial) suppliers of facility management services.

1.4       Specific agreements for each product/service with an agreed validity of more than a year shall be set out in a separate annexe to this Workplace Agreement. As far as possible, account will be taken in these agreements of any initial investment obligations.

Article 2 - Period of validity and termination

2.1       The Agreement takes effect on October 13, 2003 and ends on October 13, 2006. This Workplace Agreement has been entered into for the office spaces, rents and costs as indicated in greater detail in annexes 1 and 2 and for a particular period of validity. This particular period of validity of the agreement is 36 months for newly constructed office spaces and 12 months for existing office spaces.

2.2       At the end of the period as referred to in section (1) of this Article this Workplace Agreement shall be continued for an indefinite period.

2.3       If at the end of the particular period this Workplace Agreement is continued for an indefinite period, this Workplace Agreement may be terminated by either of the parties in writing, with due observance of a period of notice of six months.

2.4       Termination shall be effected in units of at least 5 workplaces.

2.5       If expansion of workplaces in terms of volume or composition is formally requested by Lessee, the Site Management undertakes to make every effort to offer an acceptable solution. Timely notification increases the chances of this being successful.

2.6       If no acceptable solution can be reached in the current building, other solutions shall be sought in consultation with Lessee. Lessee’s preferences shall then be taken into account as much as possible.

Article 3 - Communication

3.1       Site Management has organised a Facility Management Desk for all occupants of the PBPE. This Facility Management Desk maintains contacts with the users at operational level (requests, malfunctions, complaints, orders, reservations, wishes, information requirements and advice).

3.2       Lessee and/or its employees is/are not entitled without prior consent from Site Management to contact the selected suppliers directly regarding the method of implementation or modification of services by such selected suppliers. Contacts regarding implementation or modification and complaints relating to all services performed on the PBPE that are carried out under the supervision of Site Management may only go through the Facility Management Desk.

3.3       Operational adjustments in the service delivery are only awarded to Site Management or their facility management agent/organisation (AA).

Structural adjustments need the approval of the Site Management Committee.

Article 4 - Quality and reporting

4.1       Unless agreed otherwise, once a quarter Site Management shall inform lessee on the basis of the agreed quality and service levels regarding the current situation (the structure of the quarterly report of this Workplace Agreement shall be agreed following negotiations).

4.2       By not later than mid-August of every year, Site Management shall discuss the quarterly reports with Lessee with regard to defining the agreements for the next calendar year. If so requested, further analyses or reports shall be provided based on a previously agreed number of hours x hourly rate.

4.3       For the purpose of quality management Site Management shall put together customer panels, with which discussions shall be held periodically. The results of all discussions shall be communicated to Lessee.

4.4       If so requested, in mid-August of every year Site Management shall give a budget indication based on the number of workplaces applicable at that time.

Article 5 - Confidentiality

5.1       Parties are not entitled to make available to third parties substantive information about this Workplace Agreement without prior written consent from the other party.

Article 6 - Ownership

6.1       All fixtures and fittings and resources pertaining to investments made by Site Management remain the property of Site Management. Lessee enjoys a right of use in this regard and shall deal with said items with due diligence.

Article 7 - Liability

7.1       Site Management is liable in respect of Lessee for any damage suffered directly by Lessee resulting from unlawful actions or imputable non-performance by Site Management, its employees or the third parties brought in by Site Management for the purpose of providing the facility management services on the PBPE.

7.2       The liability for damage as referred to in Article 7.1 is limited to:

a)        The liability that Site Management has in respect of the third party brought in by Site Management.

b)        The maximum amount placed with Site Management’s insurance company as coverage and paid out by the insurance company for the event in question. (Site Management undertakes to arrange suitable insurance during the period of validity of this Agreement).

Article 8 - Invoicing and payment

8.1       Deviations relating to the method and frequency of invoicing for the various workplaces as stated in this article are stipulated in Annexe I to this Workplace Agreement. The (annual) budget breakdown is added as Annexe II.

8.2       Payment by Lessee of the amounts charged by Site Management as part of this Workplace Agreement shall be effected without discount or set-off within 30 days of invoice date.

8.3       If Lessee fails to pay the amounts owed to Site Management within the agreed payment period, Site Management shall charge Lessee the legal interest following a written reminder.

8.4       If Lessee continues to fail to pay the amount due after being declared to be in default by Site Management, the costs of collection - both inside and outside a court of law - shall be paid by Lessee, this with a minimum of 15% of the total amount due, without prejudice to Site Management’s right to terminate this Workplace Agreement without recourse to a court of law and/or to claim full compensation.

8.5       All sums specified in this Workplace Agreement and the annexes are exclusive of VAT.

8.6       All sums specified in this Workplace Agreement and the annexes should, if needed, be indexed once a year. This will be done on 1 January, starting on 1 January 2005. This shall be done, when needed, in accordance with the movement of the consumer price index CPI (2000 = 100) or in accordance with the industry index for the service in question. The industry index shall prevail if demonstrable developments take place or have taken place in the industry in question that justify a higher indexation than the CPI.

8.7       Invoices relating to workplace usage (in accordance with the budget) shall be sent out approximately one month before the start of any month.

8.8       Other invoices relating to deliveries and services, including projects, variable offtake, etc., shall be sent out as soon as possible after the administrative details are known, with the aim being not more than one invoice per month.

Article 9 - Disputes

9.1       The law of the Netherlands is applicable to this Workplace Agreement. Disputes shall be submitted to the competent Dutch court.

Signature:
Thus agreed and signed in duplicate in Eindhoven on May 14, 2004

Philips Semiconductors Directie	Philips Electronics Nederland BV Vastgoed Beheer en Diensten Site Management PBPE

/s/ Drs. J. C. Lobbezoo	/s/ Drs. C.H.L. van der Linden R.A
Drs. J. C. Lobbezoo	Drs. C.H.L. van der Linden R.A

Annexe I

Specific agreements per workplace

Code number:	1.1
Function:	Accommodation
Item:	Providing: building, grounds & parking garage.

Description of Standard Services:

This function relates to the ‘basic’ rent of space in office building VS, installation package, associated grounds facilities and parking (garage) facilities. The costs related to any ‘lessee’ investments (depreciation/interest) are also included in this.

The space in building VS is provided as complete and in accordance with NEN standard. For this purpose the installation package is provided (floor finishing, ceiling finishing, inside walls and fixtures such as pantries/counters), in short all interior fixtures.

The various workplace spaces are shown on the plan attached as an annexe.

The number of workplaces is stipulated when this agreement is entered into and specified in greater detail in the financial annexe.

Grounds facilities are allocated in proportion to the m2 used and relate to:

•                  Metalled surfaces in the grounds, such as roads, pavements, parking facilities, etc.

•                  Greenery outside the building and in the grounds.

•                  Drains and sewers, cables, pipes and other underground and overground-infrastructure such as grounds lighting, fencing, benches, etc.

•                  Buildings and general technical facilities such as radio and aerial masts, illuminated advertising, gatehouses, barriers, gates, etc.

The parking facilities are located beneath building VS. 0.5 parking spaces per workplace are provided as standard. The parking spaces are not allocated by name: access to the parking garage is gained upon production of an authorised badge.

Description of Collective Services:

Extra space outside building VS, for example for temporary accommodation, may be necessary or desirable for the individual business. This can be provided if requested. In that case the associated costs are charged separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Extra services outside building VS, for example for archiving or storage, may be necessary or desirable for the individual business. This can be provided if requested. In that case the associated costs are charged separately. If required, a quotation can be provided beforehand.

Code number:	1.2
Function:	Accommodation
Item:	Paying: taxes & charges.

Description of Standard Services:

This function relates to the use of workplace space in office building VS and the co-ordination and processing of the ‘accommodation’-related and ‘location’-related taxes & charges linked to it.

Examples of taxes include VAT, etc.

This item also includes statutory consumption charges, such as sewage, connection & consumption charges, pollution tax, water charges, costs relating to waste materials, copyright charges, etc.

These taxes and charges are allocated in proportion to the m2 used.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.3
Function:	Accommodation
Item:	Insuring: building carcass, installation package, fitting-out, building third-party liability insurance, storm damage, glass damage and grounds facilities.

Description of Standard Services:

This function relates to the use of workplace space in the office building VS and ‘accommodation’-related and ‘location’-related insurance policies linked to it.

Examples of this include insurance for:

Buildings: the building carcass and relevant grounds facilities.

The contents; the installation package, the fitting-out, storm damage and glass insurance (see 1.1).

Industrial liability; a third-party liability insurance for the building.

This also includes such matters as taking out and administering insurance policies.

These insurance policies are allocated in proportion to the m2 used.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.4
Function:	Accommodation
Item:	Maintaining: building, grounds & parking garage.

Description of Standard Services:

This function relates to the use of workplace space in the office building VS and maintenance of the ‘accommodation’-related and ‘location’-related items linked to it.

Examples of this include all activities, services and resources aimed at the scheduled maintenance (for the purpose of preventing a defect or malfunction from occurring) and the incidental maintenance (for the purpose of repairing a defect or malfunction) of buildings and general spaces. It includes:

•                             Owner maintenance: This is entirely for the account of owner/lessor.

•                             Lessee maintenance: The user costs for maintaining the building in accordance with the rental agreement, such as cleaning outside walls and outside windows.

These maintenance activities, services and resources are aimed at keeping the premises in such a condition that the usage options are assured.

•                             Maintaining building-related installations such as: central energy supply, drainage, lifts, ventilation/air-handling, lightning protection and the like.

•                             Maintaining user-related installations such as: minor repairs, maintenance of fixtures, installation package and fitting-out (see 1.1).

•                             Maintaining the grounds facilities such as: metalled surfaces, greenery, cable & pipes and other underground and overground infrastructure.

•                             Carrying out ‘handyman’ activities in support of the organization and its building users.

Maintenance is allocated in proportion to the m2 used.

Description of Collective Services:

Not applicable.

Description of Optional Services:

These activities are aimed at maintaining the user-related (i.e. non-building-related) fittings or modifying them in line with user requirements. This can be provided if requested. In that case the associated costs are charged separately. If required, a quotation can be provided beforehand.

Code number:	1.5
Function:	Accommodation
Item:	Changing and rearranging: building, grounds & parking garage.

Description of Standard Services:

Not applicable.

Description of Collective Services:

This function relates to the use of workplace space in office building VS and changes and rearrangements to the ‘accommodation’-related and ‘location’-related items linked to it.

Examples of this include scheduled changes and rearrangements to the building or grounds for the individual and general interest.

This involves radical changes to the grounds, building and associated installations arising from a renovation or major rearrangements for the purpose of bringing about functional improvements.

It also includes rearrangements arising from restructuring work in the primary process, such as moving the walls, modifying technical installations and the project management of these conversions and modifications to the grounds, building and installations.

These activities are not part of the ‘standard’ services and are charged for separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	1.6
Function:	Accommodation
Item:	Consuming: energy and water.

Description of Standard Services:

This function relates to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related energy linked to it.

Examples of this include energy and water for the building and the building installations and grounds installations for the individual and general interest.

These are both fixed and variable costs.

This items includes not only the technical and economic usage/consumption, but also energy management, including measuring, registering and reporting on the entire energy supply with regard to gas/heat, the supply and discharge of water and the electrical infrastructure.

Energy and water consumption is allocated in proportion to the m2 used.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.7
Function:	Accommodation
Item:	Managing: building, grounds & parking garage.

Description of Standard Services:

This function relates to the management of office building VS and associated grounds facilities and parking (garage) facilities.

Examples of this include the activities aimed at acquiring, operating and disposing of the building. Since building VS is a rented building, these costs are discounted by the owner in the rent.

The management costs that are directly for account of the lessee are included in Item 5.1 ‘Facility Management’.

Management is allocated in proportion to the m2 used.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.8
Function:	Accommodation
Item:	Paying and receiving: interest.

Description of Standard Services:

This function relates to the payment and receipt of interest in respect of office building VS, associated grounds facilities & parking (garage) facilities and fixtures.

Examples of this include the interest related to the building. Since building VS is a rented building, these costs are discounted by the owner in the rent.

The interest costs of the fixtures are allocated in accordance with corporate guidelines.

The management costs that are directly for account of the lessee are included in item 5.1. ‘Facility Management’.

The interest is allocated in proportion to the m2 used.

Description of collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.9
Function:	Accommodation
Item:	Making available: other facilities.

Description of Standard Services:

Not applicable.

Description of Collective Services:

This function relates to the making available of other facilities connected to office building VS and associated grounds facilities and parking (garage) facilities.

Examples of this include facilities that directly meet certain requirements of employees in the organisation in the accommodation function category and that have not been dealt with so far.

These activities are not part of the ‘standard’ services and are charged for separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	2.1
Function:	Services and Resources
Item:	Providing: consumer services.

Description of Standard Services:

This function relates to the consumer services connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related items linked to it. The costs related to any ‘lessee’ investments (depreciation/interest) are also included in this.

This includes all the catering activities, services and resources aimed at providing food and drink facilities to employees and guests, and in particular:

•                             Providing hot and cold meals and drinks that can be consumed in the restaurant.

•                             Having drinks and snacks available locally in and near workplaces by means of machines in coffee corners and the restaurant.

For this purpose the self-service restaurant, kitchen and associated storage area and a rinsing room in building VS are fully fitted out with equipment and serving furniture, along with the various coffee corners distributed around the building.

To this end a contract with catering and vending suppliers has been concluded in accordance with the catering concept agreed with the Management Committee and based on the following, inter alia:

•                             Subsidised basic range and non-subsidised luxury range.

•                             Restaurant opening times between 11.30 a.m. and 2 p.m. on working days.

•                             Purchases from restaurant by cash/chipper payment at cash desk.

•                             Free coffee served from machines in the coffee corners.

The agreed ‘standard package’ is provided at no additional charge.

Management reports shall be prepared in such a way that they provide specific information about private and business consumption patterns and usage in the various departments.

The ‘standard’ consumer services are allocated in proportion to the number of workplaces.

Description of Collective Services:

This includes all the catering activities, services and resources aimed at providing food and drink facilities to employees and guests, and in particular:

•                             Serving drinks, meals and snacks in the workplace and conference room,

•                             Arranging functions for which additional catering facilities need to be provided.

Collective services are charged for separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	2.2
Function:	Services and Resources
Item:	Risk management: monitoring, protecting and prevention.

Description of Standard Services:

This function relates to the use of workplace space in office building VS and risk management of the ‘accommodation’-related and ‘location’-related items linked to it.

The costs related to any ‘lessee’ investments (depreciation/interest) are also included in this.

Examples of this include all activities, services and resources (including technology) that are aimed at monitoring/protecting the building, grounds, fixtures and fittings, the information system and the people and measures that prevent, limit or control the consequences of major incidents, such as:

•                             All physical protection and monitoring measures or the use of people,

•                             The supervision, observation and inspection activities in and around buildings and grounds that are aimed at keeping unauthorised persons away from the location (building, car park, grounds) and making sure that the organisation’s property is not removed, such as: gate security, policy for checking parked vehicles and follow-up action, inspection rounds in the building, connection to control room.

•                             All activities aimed at preventing or limiting/controlling major incidents, such as: detecting, registering and responding to alarms.

•                             The activities performed behind the reception desk, such as: assisting visitors, referral and badge issuing, with corresponding administrative measures.

•                             Organising, equipping, training and exercising as part of Corporate Emergency Response (CER).

•                             General safety and/or security studies for licence and/or insurance purposes that are or will be desired or necessary in general terms.

Risk management is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	2.3
Function:	Services and Resources
Item:	Cleaning: inside, interior windows and other items.

Description of Standard Services:

This function relates to the use of workplace space in office building VS and to the regular (based on schedules) cleaning of the ‘accommodation’-related and ‘location’-related items linked to it.

Examples of this include all activities, services and resources aimed at cleaning and keeping clean the building, parking garage, grounds and fittings of the general and specific workplaces, such as:

•                             All activities aimed at cleaning and keeping clean the inside of the building,

•                             All activities aimed at cleaning the inside of the windows in the outside walls and the separation windows in inside walls and doors.

•                             Carrying out periodic quality inspections.

•                             Changing/replenishing sanitary materials (soap, towels, toilet paper, etc.).

•                             Waste removal from the workplaces to a specially equipped collection point, except for paper, which is taken to the collection point by employees independently.

•                             Incidental cleaning operations on net curtains, window shades, vertical blinds, etc.

•                             Periodically cleaning pavements, roads, other metalled surfaces and car parks.

The cleaning work is carried out on the basis of cleaning schedules specifically drawn up for this purpose. These schedules are established by room, type and load and are objectively checked on the basis of the AQL values drawn up for this purpose for each room/building.

Cleaning is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	2.4
Function:	Services and Resources
Item:	Relocating: internal and external relocations.

Description of Standard Services:

This function relates to the use of workplace space in office building VS and relocation in relation to the ‘accommodation’-related and ‘location’-related items linked to it.

Examples of this include incidental internal relocations for the general interest (concentration of vacancies).

This means smaller relocations and removals, such as moving the contents of cabinets and drawers and loose fittings, as well as the project management, preparation and co-ordination of these relocations, minor conversion work and modifications to the building and fixtures as a result of these relocations.

The agreed ‘standard’ services are provided at no additional charge.

Relocating is allocated in proportion to the number of workplaces.

Description of Collective Services:

Examples of this include incidental internal relocations for individual and departmental interest.

This means smaller relocations and removals due to restructuring in the primary process, such as moving the contents of cabinets and drawers and loose fittings, as well as the project management, preparation and co-ordination of these relocations, minor conversion work and modifications to the building and fixtures as a result of these relocations.

These ‘collective’ services are provided upon request and charged for separately.

If required, a quotation will be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	2.5
Function:	Services and Resources
Item:	Document management: creation, processing, reproduction and administration.

Description of Standard Services:

This function relates to the use of workplace space in office building VS and document management in relation to the items linked to it.

Within the location the mail facility contains all postal procedures and courier services. This includes the (central) post room with its equipment and materials, reimbursements for such matters as franking and bringing round small items of post on an ad hoc basis, including the cost of the staff that do this.

The agreed ‘standard package’ provided at no additional charge contains only the mail facility product group. Other ‘extra’ activities are charged for separately. If required, a quotation can be provided beforehand.

N.B. The local and network printers and the local copiers come under ICTs service and are thus expressly excluded from the Facility Management cluster.

Reports/requests that apply to this will be passed on to the relevant helpdesk of the ICT Benelux department.

Document management is allocated in proportion to the number of workplaces.

Description of Collective Services:

Examples of this include activities, services and resources aimed at:

•          Providing support in creating and laying out documents to be used for printed matter,

•          Centrally processing documents, printing them and making illustrations,

•          If so requested, transporting goods for the primary process.

This document and logistics service is centrally arranged within the location (VP basement). The package offered contains ‘extra’ activities that are charged for separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Examples of this include activities, services and resources aimed at:

•          Administering, storing and archiving documents in dynamic or static archives.

Separate agreements can be made for this service. For this purpose more detailed agreements must be reached beforehand regarding the content and duration of the service to be provided. The service is then offered in ‘customised’ form and accompanied by an appropriate quotation.

Code number:	2.6
Function:	Services and Resources
Item:	Waste management: collection, removal and processing.

Description of Standard Services:

This function relates to the use of workplace space in office building VS and the waste management of the ‘accommodation’-related and ‘location’-related items linked to it.

Examples of this include all on-site activities that are aimed at the process of collecting, storing, removing and destroying all materials and items that no longer have any (usage) value to the organisation. Materials in this category are household, paper and (small) chemical waste.

This category also includes the activities aimed at removing waste from the grounds. These activities include periodically sweeping the grounds, roads and other [Illegible] surfaces, removing litter, etc., and removing the above-mentioned waste materials.

Collection is co-ordinated in close co-operation with the cleaning schedules established for this purpose. Various agreements and reports are also related to the on-site environmental management programme and the Philips ecovision programme.

The agreed ‘standard’ services are provided at no additional charge.

Extra services requested are however charged for separately.

If required, a quotation can be provided beforehand.

Waste management is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	2.7
Function:	Services and Resources
Item:	Issuing: fittings, materials and utensils.

Description of Standard Services:

This function relates to the use of workplace space in office building VS and the issuing of consumer goods such as fittings, materials and utensils of the ‘accommodation’-related and ‘location’-related items linked to it. The costs related to any ‘lessee’ investments (depreciation/interest) are also included in this.

This function relates to such items as fittings.

Fittings are:

•                             Workplace fittings such as desks, chairs, cabinets, hat stands, wastepaper baskets;

•                             Conference facilities, such as those present in the specially fitted-out rooms;

•                             Fittings in general areas, such as smoking rooms, sitting areas and display cases, and cabinets in general areas, hall, entrance:

This function also relates to the issuing of materials and utensils in an organisation. This means the following items:

•                             “indoor” greenery, such as plants throughout the building;

•                             objects with an artistic and cultural message for enhancing the building’s appearance in the form of posters, paintings, statues, etc.

•                             Signs giving directions in the building, such as name signs, department references and the like.

The agreed “standard” services are provided at no additional charge.

The issuing of the “standard” services and resources is allocated in proportion to the number of workplaces.

Description of Collective Services:

Examples of this include the issuing of consumer goods in an organisation.

This means office supplies and utensils such as consumer items, extension cords and the like.

These office supplies and utensils are charged for separately.

If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	2.9
Function:	Services and Resources
Item:	Making available: other services and resources.

Description of Standard Services:

Not applicable.

Description of Collective Services:

This function relates to the making available of other services and resources connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related items linked to it.

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organisation in the services and resources function category and that have not been dealt with so far.

These activities, services and resources are not part of the “standard” services and are charged for separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	3.1
Function:	FCT (facilitarian communication technology)
Item:	Providing: external infrastructure, internal infrastructure, hardware and software.

Description of Standard Services:

This function relates to the provision of all facility management communication technology (not ICT Beneluxl) activities, services and resources connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related items linked to it that are aimed at:

•                             external facilities relating to telecommunications and data communications; examples of this include central [Illigible] systems.

•                             specific facilities in the building aimed at carrying voice and data signals; these include both wired and wireless connections such as beepers, walkie-talkies and systems associated with them.

•                             making available the specific equipment needed for the relevant data communications and telecommunications, etc., such as the devices referred to above.

•                             all software-based resources aimed at making this hardware/equipment function.

The costs related to any “lessee” investments (depreciation/interest) are also included in this.

N.B. The communications and telecom equipment, both wired and wireless, falls entirely under ICT Benelux’s service and is therefore expressly excluded from the Facility Management cluster. Reports/requests that apply to this will be passed on to the relevant helpdesk of the ICT Benelux department.

The provision of the “standard” services as described above is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	3.2
Function:	FCT (facilitarian communication technology)
Item:	Providing support in: training, management, maintenance, advice, major incidents and services to support FCT.

Description of Standard Services:

This function relates to the provision of support for all facility management communication technology (not ICT Beneluxl) activities, services and resources connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related items linked to it that are aimed at the following facility management functions:

•                             external facilities relating to telecommunications and data communications; examples of this include central aerial systems.

•                             specific facilities in the building aimed at carrying voice and data signals; these include both wired and wireless connections such as beepers, walkie-talkies and systems associated with them.

•                             making available the specific equipment needed for the relevant data communications and telecommunications, etc., such as the devices referred to above.

•                             all software-based resources aimed at making this hardware/equipment function.

The costs related to any ‘lessee’ investments (depreciation/interest) are also included in this.

N.B. The communications and telecom equipment, both wired and wireless, falls entirely under ICT Benelux’s service and is therefore expressly excluded from the Facility Management cluster. Reports/requests that apply to this will be passed on to the relevant helpdesk of the ICT Benelux department.

The provision of the ‘standard’ FCT services as described above is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:.	3.9
Function:	FCT (facilitarian communication technology)
Item:	Making available: other services and resources.

Description of Standard Services:

This function relates to the making available of all facility management communication technology (not ICT Beneluxl) activities, services and resources connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related items linked to it that are aimed at the facility management functions.

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organisation in the facility management communication technology (not ICT Beneluxl) function category and that have not been dealt with so far.

Parts of FCT services are currently provided at different locations by the “Communications Contact Person” (CCP). These services come under the competence of TCT Benelux. The substantive services are transferred in a site-by-site manner.

This involves the following services:

•          Ordering and delivering mobile and other phones, fax equipment, teleconferencing equipment, etc.

•          Managing phone and fax files.

•          Carrying out repairs, remedying malfunctions.

•          Co-ordinating small internal relocations.

•          Updating the communication guide.

The costs related to any ‘lessee’ investments (depreciation/interest) are also included in this.

The issuing of the ‘standard’ services is allocated in proportion to the number of workplaces.

Description of Collective Services:

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organisation in the facility management FCT (not ICT Beneluxl) function category and that have not been dealt with so far.

These activities, services and resources are not part of the ‘standard’ services and are charged for separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	4.1
Function:	External Facilities
Item:	Providing: external accommodation, external workplaces and meeting places and passenger transport.

Description of Standard Services:

Not applicable.

Description of Collective Services:

Not applicable.

Description of Optional Services:

This function relates to the provision of activities, services and resources connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related and items linked to it that are aimed at:

•          temporary accommodation ‘outside’ the organisation,

•          providing workplaces and meeting places ‘outside’ the organisation,

•          transporting employees on an incidental basis.

N.B. External facilities fall primarily under the Travel Office’s service; they are therefore expressly excluded from the Facility Management cluster. Reports/requests that apply to this will be passed on to the relevant helpdesk of the Travel Office.

The activities, services and resources that are part of the ‘scope’ of Facility Management are charged separately. If required, a quotation can be provided beforehand.

Code number:	4.9
Function:	External Facilities
Item:	Making available: other facilities.

Description of Standard Services:

Not applicable.

Description of Collective Services:

Not applicable.

Description of Optional Services:

This function relates to the making available of all other external (facility management) facilities, services and resources connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related items linked to it.

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organisation in the external facilities facility management function category and that have not been dealt with so far.

These activities, services and resources are charged separately. If required, a quotation can be provided beforehand.

Code number:	5.1
Function:	Facility Management
Item:	Providing: facility management.

Description of Standard Services:

This function relates to the provision of facility management facilities, services and resources connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related items linked to it.

Examples of this include the general management function responsible (within the organisation’s central policy frameworks) for the facility as a result of the planning and co-ordination of support processes.

This includes all activities, services and resources aimed at:

•          formulating philosophy, strategy and goals in the field of facility management,

•          managing, advising on and operating the facilities,

•          renewing, optimising and improving processes and services.

An SLA has been made with AA Facility Management BV regarding the products and services to be performed under its responsibility. In consultation with the on-site facility manager (Mr Hilbrand Postema), they have been translated into KPIs, which are regularly reported on and discussed. To this end a communication procedure and timetable will be drawn up that is agreed with each individual customer. Once a quarter, these KPIs will be centrally placed on the agenda of the PBPE Management Committee following interim consultation with the Site Management.

The issuing of these ‘standard’ services is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	5.2
Function:	Facility Management
Item:	Conducting: business services, environmental health & safety, risk, procurement, information and quality management.

Description of Standard Services:

This function relates to the conducting of support activities within facility management facilities, services and resources connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related items linked to it.

This includes oil activities, services and resources aimed at:

•                             the administrative support of the facility manager in the organisation.

•                             fulfilling the statutory and corporate obligations in the field of environmental and sustainability reports,

•                             fulfilling the statutory obligations in the field of working conditions,

•                             formulating policy for the building, grounds and fixtures and fittings for protecting people and preventing, limiting or controlling the risk arising from major incidents.

•                             policy formulations and developments relating to the procurement process.

•                             policy formulations and developments for assuring or improving certain pre-defined performances of the output to be delivered by the facility management processes within the organisation.

•                             obtaining and administering licences for using building VS within the SLA described. Where this clashes with the primary process it is not provided and further discussions will be held in this regard.

•                             several auxiliary operational activities, such as: advising on lay-out designs of conversion work, switching fire alarm monitoring station on and off, granting permits for high-fire-risk activities, co-ordination of statutory inspections (e.g. hoists, etc.), supervising RIA audits, maintaining contacts with government departments, utility companies and environmental offices, support with designing plans for major incidents, etc.

An SLA has been made with AA Facility Management BV regarding the products and services performed under its responsibility. In consultation with the on-site facility manager (Mr Hilbrand Postema), they have been translated into KPIs, which are regularly reported on and discussed. To this end a communication procedure and timetable will be drawn up that is agreed with each individual customer. Once a quarter these KPIs will be centrally placed on the agenda of the PBPE Management Committee following interim consultation with the Site Management.

The issuing of these ‘standard’ services is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	5.9
Function:	Facility Management
Item:	Making available: other management.

Description of Standard Services:

Not applicable.

Description of Collective Services:

Not applicable.

Description of Optional Services:

This function relates to the making available of all other facility management activities, services and resources connected to the use of workplace space in office building VS and the ‘accommodation’-related and ‘location’-related items linked to it.

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organisation in the facility management category and that have not been dealt with so far.

(An example might be events, fitness, child care, etc.)

These activities, services and resources are charged for separately. If required, a quotation can be provided beforehand.

General and Specific Conditions relating to previous NEN/SLA numbers

Collective and Optional Services:

These relate to additional customer-specific Services that are purchased in addition to the binding ‘standard services’. These additional services are included in general terms in the SLA: in some cases reference is made to likely examples, without claiming to be exhaustive.

Questions relating to these services can be put directly to the Facility Management Office. Additional services are charged for separately in proportion to agreed offtake and price.

Order process:

Changes in the number of workplaces are adjusted for on the first day of the following month (in accordance with Article 2). Adjustments to the number of workplaces are not charged for with retroactive effect. For changes you can contact the Central Service Point (CSP);

Terms of delivery:

Invoicing takes place in accordance with the contractual conditions and in proportion to the workplace usage (based on m2 used and/or the number of employees; see Annexe II).

If the efficiency of the building can be increased, a lessee can be compelled to co-operate on this. For this purpose Lessee can be requested to make one or more internal relocations (cost to be barred by perpetrator). If this is necessary Site Management will contact Lessee.

For each individual function/service, additional procedures/conditions may be stipulated which individual employees must observe in order to bring about the optimum price/performance ratio. The service activities guide and/or intranet page and/or service desk will provide this information as and when necessary.

Contact persons:

Facility Management Helpdesk: Vbd.servicedesk@philips.com: telephone number 82555

Facility Manager: Hilbrand Postema

Site Management a.i.: Rene van der Burgt MSc.

Management Information (KPIs):

Various KPIs are measured on-line and once a quarter a management report (VS) will appear which, if required, can be explained personally.

The site report will be discussed by the Management Committee once a quarter as an agenda point.

The most important KPIs relate to: customer satisfaction surveys, fulfilling the agreed service levels, improvement plans, service management, projects, energy and technical management, functioning of facility management helpdesk and on-site workers.

Annexe II

Annual budget breakdown

Werkplek kosten per jaar: VS 2003 – 2004

Gebouw VS (euro/werkplek)	kosten per workplek per jaar
Tarrief opbouw per werkplek	single XL	single	split	share	landing
	30 m2	21 m2	12 m2	10 m2	8 m2
1 Huisvesting	17.836	11.124	6.132	5.307	4.395
2 Diensten en middelen	2.919	2.504	2.196	2.145	2.089
3 ICT	443	443	443	443	443
4 Externe voorzieningen	0	0	0	0	0
5 Facility management	249	249	249	249	249
sub totaal	21.447	14.321	9.021	8.144	7.176
WPM support ICT/FM PBPE	63	63	63	63	63
	263%	178%	111%	100%	88%
Werkplek aantallen						Sum
Semiconductors	1	38	22	233	16	310
Philips Nederland	6	28	38	183	18	273
WPM support ICT/FM PBPE	0	1	0	10	0	11
Leegstands risico 2003-2004	0	0	0	0	0	0
Totaal	7	67	60	426	34	594

Werkplek kosten						Sum
Semiconductors	21.510	546.584	198.837	1.912.278	115.831	2.796.041
Philips Nederland	129.060	402.746	645.173	1.501.918	130.310	2.509.208
Leegstands risico 2003-2004	—	—	—	—	—	—
Totaal	150.570	949.330	545.010	3.414.197	246.142	5.305.249

Werkplek kosten per jaar: VS 2003 – 2004

			kosten per workplek per jaar
Gebouw VS			single XL		single		split	share		handling		[Illegible]	[Illegible]
Tarrief opbouw per werkplek	[Illegible]	in Euro per	30 m2		21 m2		12 m2	10 m2		8 m2		[Illegible]	[Illegible]
1 Huisvesting		[Illegible]	64.49		40.22		22.17	19.19		15.89		[Illegible]	[Illegible]
1.1. Voorzien in Gebouw, Terrain an stallingsploaten	m2	232.88	15.019		8.367		5.184	4.489		3.701		[Illegible]	5.172.28
1.2. Afdragen[Illegible]	m2	4.73	305		190		105	91		75		4.73	105.05
1.3. [Illegible]	m2	2.00	191		110		68	57		47		2.96	65.74
1.4. [Illegible]	m2	20.00	1.290		804		443	384		310		[Illegible]	444.20
1.5. [Illegible]	m2	0.00	0		0		0	0		0		0.00	0.00
1.6. [Illegible]	m2	10.00	1.032		644		358	307		254		[Illegible]	355.36
1.7. Daharan [Illegible]	m2	0.00	0		0		0	0		0		0.00	0.00
1.8. [Illegible]	m2	0.00	0		0		0	0		0		0.00	0.00
1.9. [Illegible]	m2	0.00	0		0		0	0		0		0.00	0.00
sub total			17.036		11.124		0.132	5.307		4.385		276.57	6.142.62
2 Diensten en middelen			[Illegible]	%	110%		119%	[Illegible]	%	[Illegible]	%
2.1. Voorzien in consumption [Illegible]	workplek	462.00	462		462		462	462		462		20.80	[Illegible]
2.2. [Illegible]	workplek	[Illegible]	581		581		581	581		581		26.10	[Illegible]
2.3. [Illegible]	m2	12.31	820		511		282	244		202		[Illegible]	282.31
2.4. [Illegible]	m2	1.00	64		40		22	19		19		1.00	22.21
2.5. Document management	workplek	100.00	100		100		100	100		100		4.50	100.00
2.6. [Illegible]	m2	[Illegible]	217		135		74	[Illegible]		53		3.36	74.00
2.7. [Illegible]	workplek	[Illegible]	675		675		675	675		675		30.36	[Illegible]
2.8. Boschlkbaar [Illegible]	workplek	0.00	0		0		0	0		0		0.00	0.00
sub total			2.919		2.504		2.198	2.145		2.059		98.92	2.195.95
3 ICT
3.1. Voorzien in infrastructure, hardware an software	workplek	100.14	100		100		100	100		100		0.07	100.14
3.2. Order [Illegible]	workplek	44.26	44		44		44	44		44		1.99	44.25
3.3. [Illegible] station [Illegible]	workplek	100.10	199		199		199	199		199		0.97	199.14
sub total			443		443		443	443		443		10.93	[Illegible]
4 External voorxieningen.
4.1. Voorzien[Illegible]	workplek	0.00	0		0		0	0		0		0.00	0.00
4.9. [Illegible]	workplek	0.00	0		0		0	0		0		0.00	0.00
sub total			0		0		0	0		0		0.00	0.00
5 Facility management
5.1. Voorzien in Facility Management	workplek	[Illegible]	132		132		132	132		132		5.94	131.90
5.2. [Illegible]	workplek	117.03	117		117		117	117		117		0.29	117.43
5.3. [Illegible]	workplek	0.00	0		0		0	0		0		0.00	0.00
sub total			249		249		249	249		249		11.23	[Illegible]

Total [Illegible] per workplek			21.447		14.221		0.021	0.144		[Illegible]		[Illegible]	[Illegible]
			[Illegible]	%	[Illegible]	%	111%	[Illegible]	%	[Illegible]	%